Exhibit 10.24



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                              EMPLOYMENT AGREEMENT


     InnovaCom, Inc., a Nevada corporation, located at 3400 Garrett Drive, Santa Clara, CA 95054, hereinafter referred to as "Employer", and Frank Alioto, hereinafter referred to as "Employee", in consideration of the mutual promises made herein, agree as follows:

                DUTIES, OBLIGATIONS, AND AUTHORITIES OF EMPLOYEE:

     Employee shall serve as the President and acting Chief Executive Officer of InnovaCom, Inc. In this capacity and as President of InnovaCom, Inc., Employee shall and may do and perform all services, acts, or things necessary or advisable to manage and conduct the business of Employer, including the hiring and firing of all employees other than the officers of Employer, subject at all times to the policies set by Employer's Board of Directors. The responsibilities of Employee will include building and supervising the management team for Employer, selecting the strategic and tactical direction of Employer, and conducting the necessary oversight to ensure that the Employer meets its revenue, profitability, and cash-flow goals. Employee will report to the Board of Directors of InnovaCom, Inc.

                             COMPETITIVE ACTIVITIES:

     During the term of this Agreement Employee shall not, directly or indirectly, engage or participate in any business that is in competition with the business of Employer. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments.

                               PLACE OF EMPLOYMENT

     Unless the parties agree otherwise in writing, Employee will perform the services he is required to perform under this Agreement at Employer's offices in Santa Clara County; provided, however, that Employer may from time to time require Employee to travel temporarily to other locations on Employer's business.

                            OBLIGATIONS OF EMPLOYER:

     Employer shall provide Employee with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in the Agreement and will not unduly interfere with Employee in the exercise of his responsibilities.

                            COMPENSATION OF EMPLOYEE:

     Annual Salary: As compensation for the services to be performed hereunder, Employee shall receive a salary at the rate of $135,000 per annum, payable in accordance with the normal payroll practices of the Employer.

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     Salary Continuation  During Disability:  If Employee for any reason becomes disabled so that he is unable to perform the duties prescribed herein, Employee agrees to first attempt to obtain disability benefits under any applicable Employer disability income benefit plan in which he is covered. If the requirements of such insurance plan for any reason do not provide coverage for Employee, Employer agrees to pay Employee that amount which Employee would otherwise have received under the maximum benefits available under such insurance plan had he been eligible to receive such benefits. However, payment of such benefits shall be limited to a maximum amount of twelve (12) months. Ths provision does not affect or will be affected by any other benefits which Employee may be able to otherwise receive under any other private or government benefits available to Employee. Nor does such disability affect any stock vesting provisions.

     Tax Withholding: Employer shall have the right to deduct or withhold from the compensation due Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

                               EMPLOYEE BENEFITS:

     Annual Vacation: Employee will be entitled to four weeks of cumulating paid vacation each twelve-month period, which shall accrue on a prorate basis from June 26, 1998 (hereinafter referred to as "Commencement Date").

     Additional Benefits: During employment, Employee shall be entitled to receive all other benefits of employment generally available to Employer's other employees when and as he becomes eligible for them, including, but not limited to, medical, dental, life and disability insurance benefits, and participation in Employer's pension plan and profit-sharing plans, stock option or stock purchase plans, etc.

     Expense Reimbursement: During employment, Employer shall reimburse Employee promptly for reasonable business expenses, including, but not limited to, travel, entertainment, parking, business meetings, and professional dues, made and substantiated in accordance with the policies and procedures established from time to time by Employer with respect to Employer's other executive and managerial employees.

                                  STOCK OPTION:

     Employer  grants  Employee  an  option  to  purchase   1,000,000  share  of
Employer's common stock at a purchase price of $.26 per share. This option vests and is exercisable in the following increments and times:

     1. 16.667% of the Option entitling Employee to purchase 166,667 shares of common stock shall vest and become exercisable on June 26, 1998 (Commencement Date);

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     2.   16.667% of the Option,  entitling  Employee to purchase 166,667 shares of the Company's common stock shall vest and become exercisable on June 26, 1999;

     3. 16.666% of the Option entitling Employee to purchase 166,666 shares of the Company's common stock shall vest and become exercisable on June 26, 2000;

     4. The remaining 500,000 shares of the Option shall vest and become exercisable on June 26, 2003 (the "Final Vesting Date"). Vesting of these shares will be accelerated based upon the performance goals to be agreed upon in good faith between the Employee and the compensation committee of the Employer by September 1, 1998;

     5. All 1,000,000 shares will be vested and exercisable immediately in the event of a Change in Control of Employer or if Employee is terminated without cause at any time prior to the Final Vesting Date. For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if and when any of the following shall occur:

          a) Individuals who as of the date six months after the Commencement Date (the "Six Month Date") constitute the entire Board and any new directors whose election by the Board, or whose nomination for election by the Employer's stockholders, shall have been approved by a vote of at least a majority of the directors then in office whether they were directors as of the Six Month Date or whose election or nomination for election shall have been so approved shall cease for any reason to constitute a majority of the members of the Board.

          b) Any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall after the Commencement Date become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
               Act), directly or indirectly, of securities of the Employer representing thirty percent (30%) or more of the voting power of all then outstanding securities of the Employer having the right under ordinary circumstances to vote in an election of the Board (it being understood and agreed that, for this purpose, any securities of the Employer that any person has the right to acquire pursuant to any agreement, upon exercise of any conversion rights, warrants or options or by any other means, shall be deemed beneficially owned by such person);

          c) There shall be approved by a vote of the Employer's shareholders or other appropriate corporation action any corporation transaction, including a consolidation or merger, involving the Employer (regardless of whether the Employer is the continuing or surviving corporation) or pursuant to which shares of the Employer's capital stock are converted into cash, securities or other property, other than a consolidation or merger of the Company in which the holders of the Company's

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               voting stock  immediately  prior to the  consolidation  or merger shall, upon consummation thereof, own half number of shares of the capital stock of the continuing or surviving corporation sufficient to provide such holders with at least fifty-one percent (51%) of the voting power of all shares of the capital stock of the continuing or surviving corporation;

          d) There shall be approved by a vote of the Employer's shareholders or other appropriate corporate action any sale, lease, exchange, or transfer (whether in a single transaction or a series of related transactions) of all or substantially all of the assets or business of the Employer or any liquidation, dissolution or winding up of the Employer.

     6. The option shall remain exercisable until, and shall not expire earlier than two (2) years from the date of change of control.

     7. As soon as practical following the Employee's request, the Employer shall register the shares of common stock subject to the Option under the federal securities laws and shall take such other steps as may be necessary to enable such shares to be offered and sold to the public under the federal securities laws and any other such laws.

                                INDEMNIFICATION:

     As part of the consideration provided by this Agreement and separate from any other legal requirements for indemnification of Employee by Employer, the Employer will indemnify and hold harmless the Employee and his legal representatives, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement liabilities, losses, costs and expenses, including reasonable attorneys' fees and legal costs, if the Employee is made, is threatened to be made, or in good faith expects to be made a party or a witness to any threatened or pending or completed action, suit, proceeding or investigation, whether civil, criminal administrative or otherwise, including an action by or in the right of the Employer or any of its affiliated companies to procure a judgment in its favor, by reason of the Employee having provided services to the Employer or being or having been a director, officer, consultant or employee of the Employer or by reason of the Employee serving or having served in any capacity whatsoever (including as a director, officer or employee) any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise at the request of the Employer. The Employee's right to indemnification shall continue after the Employee has ceased to be a director or officer and shall inure to the benefit of the Employee's heirs, executors, administrators, attorneys, agents, and assigns. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. The Employer agrees to immediately secure and maintain in effect customary and appropriate directors' and officers' liability insurance throughout Employee's employment and for a period of not less than six years commencing immediately after termination of Employee's employment, it being understood and agreed that the Employee shall be immediately added as a named

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insured to any and all such insurance  policies.  Employee  shall  additional be entitled to the protection of any and all such insurance policies on no less favorable a basis than is now or hereafter provided to any other officer or director of the Company or any of its affiliated companies.

                                  TERMINATION:

     Employer and Employee agree that Employee's employment is on an "at-will" basis. Either Employer or Employee may terminate this Agreement at any time for any reason. The following additional issues, not otherwise covered by this Agreement, pertain to such termination actions:

     a) Employee is requested to provide a minimum two week notice period to Employer in the event of his resignation;

     b) If the Employer elects to terminate Employee's employment without cause, Employer agrees to pay Employee a minimum severance salary of three months pay of Employee's then-existing salary. Employer also agrees to pay for twelve (12) additional months of medical and dental insurance coverage for Employee and his dependents. Additional compensation will be negotiated at the time as the circumstances may then warrant such additional compensation.

     c) A termination for "cause" as used in this Agreement will mean a willful breach of the duties Employee is required to perform under the terms of this Agreement, or the commission of such acts of dishonesty, fraud, or other acts of moral turpitude as would prevent the effective performance of his duties.

                               GENERAL PROVISIONS:

     This Agreement shall not be terminated by Employer's voluntary or involuntary dissolution or by any merger in which Employer is not the surviving or resulting corporation, or in any transfer of all or substantially all of Employer's assets. In the event of any such merger or transfer of assets, the provisions of the Agreement shall be binding on and/or inure to the benefit of the surviving business entity of the business entity to which such assets shall be transferred.

     If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     If there is any dispute over the terms and conditions of this Agreement or any breach thereof, the parties mutually agree that prior to instituting any legal action they will engage in good faith to resolve such dispute in mediation. The mediator will be jointly agreed upon by the parties.

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     This  Agreement  shall be governed by and construed in accordance  with the laws of the State of California.

     Dated this 15th day of March, 1999, at Santa Clara, CA.


                                                  /s/    Frank Alioto
                                                  ----------------------------
                                                  Frank Alioto



     Dated this 15th day of March, 1999, at Santa Clara, California.


                                                  InnovaCom, Inc.

                                               By: /s/   Stanton Creasey
                                                  ----------------------------
                                                  Title: CFO